Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Selects JPMorgan Chase & Co. for Primary Banking Relationship

New Agreement Enables JPMorgan Chase to Provide Full Range of
Financial Services Products to the Company

GOLETA, Calif., November 10, 2014 -- Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, announced today that it has entered into a primary banking relationship with JPMorgan Chase & Co. to receive credit and treasury services.

As a result of this relationship, Inogen will now have access to a $15 million working capital revolving line of credit as well as treasury and cash management services through JPMorgan Chase’s Commercial Bank.  This three-year working capital line of credit replaces the Company’s existing loan facility, which had a balance outstanding of $13.4 million as of June 30, 2014.  Inogen paid off its existing debt balances in August 2014.

In addition to providing substantially improved flexibility to draw capital as needed, this facility will reduce interest expense on debt balances to LIBOR plus 1.25% from LIBOR plus 3.25% to 3.5%. JPMorgan Chase led Inogen’s IPO in February 2014.

“We are pleased to strengthen our relationship with JPMorgan Chase,” said Ali Bauerlein, CFO of Inogen.  “The very competitive LIBOR rates and the flexibility that the new banking structure gives Inogen combined with the execution JPMorgan Chase has demonstrated, makes the overall offering best in class.”

“This new relationship illustrates the convenience and flexibility of working with a global firm for multiple financial services needs,” said Robert Lagace, head of the JPMorgan Chase Commercial Bank in Greater Los Angeles. “Partnering with JPMorgan Chase provides our clients with a broad range of unique capabilities,” Lagace added. “We work across business lines to generate ideas, deliver solutions and provide capital to help our clients grow and succeed. With our growing Commercial Banking presence in the Central Coast, we are delighted to be working with Inogen and its dynamic leadership team. We are committed to supporting the success of the Company’s products and its growth as a firm.”

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits to the Company of its new working capital revolving line of credit and banking relationship with JPMorgan Chase.  Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, Inogen’s ability to generate sufficient cash flow or otherwise obtain funds to repay any new indebtedness that may be incurred. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates in connection with the implementation of the competitive bidding process under Medicare; the possible loss of key employees, customers, or suppliers; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; risks associated with international operations; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. Information on these and additional risks, uncertainties, and other information affecting Inogen's business and operating results are contained in Inogen's Annual Report on Form 10-K for the year ended December 31, 2013 and in Inogen's subsequent reports on Form 10-Q and Form 8-K. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

About JPMorgan Chase

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.5 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of consumers in the United States and many of the world's most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext 7

Media Contact:

Byron Myers

805-562-0503